UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 22, 2015

Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921-1538

(Address of principal executive offices)

(908) 234-0700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

(a)             On January 22, 2015, the Board of Directors of Peapack-Gladstone Financial Corporation (the “Company”) adopted amended and restated by-laws (the “Amended By-Laws”). The revisions to the Amended By-Laws primarily represent clarifications as to procedural and administrative items, as well as the amendments described below.

Article IV, Section 3 of the Amended By-Laws provides for the appointment of an independent Lead Director in the event that the Board Chairman is not an independent director and describes certain responsibilities of the Lead Director. The Amended By-Laws also remove the requirement that the CEO and President must be appointed from among the members of the Board of Directors.

The Amended By-Laws also include an advance notice provision in Article I, Section 8. Pursuant to this provision, if a shareholder wishes to present either a director nomination or a proposal of business (other than a proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended), the shareholder must comply with the procedures contained in Article I, Section 8 of the Amended By-Laws.

The preceding description is qualified in its entirety by reference to the Company’s Amended By-Laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1	By-Laws of Peapack-Gladstone Financial Corporation, as amended and restated effective January 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated:	January 26, 2015	By:	/s/ Finn M. W. Caspersen, Jr.
Finn M. W. Caspersen, Jr.
Senior Executive Vice President, Chief Operating Officer and General Counsel